Exhibit 3.1
STATE DEPARTMENT OF ASSESSMENTS
AND TAXATION
APPROVED FOR RECORD
05-28-96 at 3:10 a.m.
KGK RESORTS, INC.
ARTICLES OF INCORPORATION
     FIRST: The undersigned, Charles R. Moran, whose address is 300 East Lombard Street, Baltimore, Maryland 21202, being at least eighteen years of age, acting as incorporator, does hereby form a corporation under the General Laws of the State of Maryland.
     SECOND: The name of the corporation (which is hereinafter called the “Corporation”) is:
KGK Resorts, Inc.
     THIRD: The purposes for which and any of which the Corporation is formed and the business and objects to be carried on and promoted by it are:
          (1) To engage in the business of developing and operating timeshare resorts and to perform any and all activities necessary or desirable in connection therewith.
          (2) To engage in and perform any other activities or functions which may lawfully be performed by a business corporation organized under the General Laws of the State of Maryland.
     The foregoing enumerated purposes and objects shall be in no way limited or restricted by reference to, or inference from, the terms of any other clause of this or any other Article of the Charter of the Corporation, and each shall be regarded as independent; and they are intended to be and shall be construed as powers as well as purposes and objects of the Corporation and shall be in addition to and not in limitation of the general powers of corporations under the General Laws of the State of Maryland.
     FOURTH: The present address of the principal office of the Corporation in the State of Maryland is c/o National Registered Agents, Inc. of MD, 11 East Chase Street, Baltimore, Maryland 21202.
     FIFTH: The name and address of the resident agent of the Corporation is c/o National Registered Agents, Inc. of MD, 11 East Chase Street, Baltimore, Maryland 21202. Said resident agent is a Maryland corporation.
     SIXTH: The total number of shares of stock of all classes which the Corporation has authority to issue is One Hundred Ten Million (110,000,000) shares consisting of One Hundred Million (100,000,000) shares of common stock, par value of One Cent ($.01) per share (“Common Stock”) and Ten Million (10,000,000) shares of preferred stock, par value of One Cent ($.01) per share (“Preferred Stock”). The aggregate par value of all of the Corporation’s authorized shares of capital stock is One Million One Hundred Thousand Dollars ($1,100,000).
     The designations and the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption of the shares of each class of capital stock of the Corporation are as follows:
     (1) Preferred Stock. The Preferred Stock may be authorized for issuance from time to time by the Board of Directors in one or more separately designated classes or series. The designation of each such class or series, the number of shares to be included in each such class or series, and the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and terms and conditions of redemption shall be as set forth in resolutions adopted by the Board of Directors and included in Articles Supplementary filed as required by law from time to time prior to the issuance of any shares of such class or series. Subject to the express limitations, if any, of any class or series of Preferred Stock of which shares are outstanding at the time, the Board of Directors is authorized, by the adoption of resolutions, to increase or decrease (but not below the number of shares of Preferred Stock of such class or series then outstanding) the number of shares of Preferred Stock of such class or series and to alter the designation of or, classify or reclassify, any unissued shares of Preferred Stock of any class or series from time to time, by setting or changing the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications or terms and conditions of redemption of such class or series.
     (2) Common Stock. Subject to all rights of Preferred Stock, as expressly provided herein, by law or by the Board of Directors pursuant to this Article Sixth, the Common Stock of the Corporation shall have all rights and privileges afforded to capital stock by applicable law in the absence of any express grant of rights or privileges in the Corporation’s charter, including, but not limited to, the following rights and privileges:
          (a) The holders of shares of Common Stock shall have the right to vote for the election of directors and on all other matters requiring stockholder action, each share of Common Stock being entitled to one vote;
          (b) Dividends may be declared and paid or set apart for payment upon shares of Common Stock out of any assets or funds of the Corporation legally available for the payment of dividends;
          (c) Upon the voluntary or involuntary liquidation, dissolution or winding-up of the Corporation, the net assets of the

Corporation shall be distributed pro rata to the holders of shares of Common Stock in accordance with their respective rights and interests.
     SEVENTH: The business and affairs of the Corporation shall be managed by a Board of Directors which may exercise all of the powers of the Corporation except those conferred on, or reserved to, the stockholders by law. The number of directors of the Corporation initially shall be three (3), which number may be increased or decreased pursuant to the Bylaws of the Corporation but in no event shall be less than the minimum number required by the General Laws of the State of Maryland. Each director shall hold office until the next annual meeting of the stockholders of the Corporation and until his or her successor shall have been elected and qualified. The names of the directors who will serve until the first annual meeting of stockholders of the Corporation and until their successors are elected and qualified are as follows:
Oaamu Kaneko
Andrew J. Gessow
Staven C. Kenninger
     The following provisions shall apply to the directors of the Corporation:
     (a) The directors of the Corporation (other than any directors who may be elected solely by holders of any class or series of Preferred Stock) shall be and hereby are divided into three classes, designated “Class I,” “Class I” and “Class III,” respectively. The number of directors in each class shall be as nearly equal as possible. Each director shall serve for a term ending on the date of the third Annual Meeting of Stockholders following the Annual Meeting at which such director was elected, provided, however, that each initial director in Class I, as determined by the directors, shall serve for a term ending on the date of the Annual Meeting held in 1997, each initial director in Class II, as determined by the directors, shall serve for a term ending on the date of the Annual Meeting held in 1998, and each initial director in Class III, as determined by the directors, shall serve for a term ending on the date of the Annual Meeting held in 1999.
     (b) In the event of any increase or decrease in the authorized number of directors: (i) each director then serving shall nevertheless continue as director of the class of which such director is a member until the expiration of such director’s term or such director’s prior death, retirement, resignation or removal; and (ii) except to the extent that an increase or decrease in the authorized number of directors occurs in connection with the rights of holders of Preferred Stock to elect additional directors, the newly created or eliminated directorships resulting from any increase or decrease shall be apportioned by the Board of Directors among the three classes so as to keep the number of directors in each class as nearly equal as possible.
     (c) Anything in this Article SEVENTH to the contrary notwithstanding, each director shall serve until such director’s successor is elected and qualified, or until such director’s earlier death, retirement, resignation or removal.
     (d) A director may be removed from office with or without cause only by the affirmative vote of the holders of at least two-thirds of the votes entitled to be cast in the election of directors.
     EIGHTH: The following provisions are hereby adopted for the purposes of defining, limiting and regulating the powers of the Corporation and of the directors and stockholders:
          (1) The Board of Directors shall have power from time to time and in its sold discretion (a) to determine in accordance with sound accounting practice what constitutes annual or other net profits, earnings, surplus or net assets in excess of capital; (b) to fix and vary from time to time the amount to be reserved as working capital, or determine that retained earnings or surplus shall remain in the hands of the Corporation; (c) to set apart out of any funds of the Corporation such reserve or reserves in such amount or amounts and for such proper purposes as it shall determine and to abolish or redesignate any such reserve or any part thereof; (d) to borrow or raise money upon any terms for any corporate purposes; (e) to distribute and pay distributions or dividends in stock, cash or other securities or property, out of surplus or any other funds or amounts legally available there for, at such times and to the stockholders of record on such dates as it may, from time to time, determine; and (f) to determine whether and to what extent and at what times and places and under what conditions and regulations the books, accounts and documents of the Corporation, or any of them shall be open to the inspection of stockholders, except as otherwise provided by statute or by the Bylaws of the Corporation, and, except as so provided, no stockholder shall have the right to inspect any book, account or document of the Corporation unless authorized so to do by resolution of the Board of Directors.
          (2) The liability of the directors and officers of the Corporation to the Corporation or its stockholders for money damages shall be limited to the fullest extent permitted under the General Laws of the State of Maryland now or hereafter in force, including, but not limited to, Section 5-349 of the Courts and Judicial Proceedings Article of the Annotated Code of Maryland, or any successor provision of law of similar import, and the directors and officers of the Corporation shall have no liability whatsoever to the Corporation or its stockholders for money damages except to the extent which such liability can not be limited or restricted under the General Laws of the State of Maryland now or hereafter in force. Neither the amendment nor repeal of the foregoing sentence of this Section (2) of Article EIGHTH nor the adoption nor amendment of any other provision of the Charter or Bylaws of the Corporation inconsistent with the foregoing sentence shall apply to or affect in any manner the applicability of the foregoing sentence with respect to any act or omission of any director or officer occurring prior to any such amendment, repeal or adoption.
          (3) The Corporation shall indemnify, in the manner and to the fullest extent permitted by law, any person who is or was a party to, or is threatened to be made a party to, any threatened, pending or completed action, suit or proceeding, whether or not by or in the right of the Corporation and whether civil, criminal, administrative, investigative or otherwise, by reason of the fact that such person is or was a director or officer of the Corporation, or that such person, while an officer or director of the Corporation, is or was serving at the request of the Corporation as a director, officer, partner or trustee of another corporation, partnership, trust, employee benefit plan or other enterprise. To the fullest extent permitted by law, the indemnification provided herein shall include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement and any such expenses may be paid by the Corporation in advance of the final disposition of any such action, suit or proceeding. Upon authorization by the Board of Directors, the Corporation may indemnify employees and/or agents of the Corporation to the same extent provided herein for directors and officers. Any repeal or modification of any of the foregoing sentences of this Section (3) of Article EIGHTH shall be prospective in operation and effect only, and shall not adversely affect any right to indemnification or advancement of expenses hereunder existing at the time of any such repeal or modification.
          (4) No holders of shares of stock of the Corporation of any class shall have any preemptive rights or preferential right to purchase, subscribe for or otherwise acquire any shares of stock of the Corporation of any class now or hereafter authorized or any securities convertable into or exchangeable for shares of stock of the Corporation of any class now or hereafter authorized or any warrants, options or other instruments evidencing rights to purchase, subscribe for or otherwise acquire shares of stock of the Corporation of any class now or hereafter authorized, other than such preferential rights, if any, as the Board of Directors in its sole discretion may determine, and at such price as the Board of Directors in its sole discretion may fix.
          (5) The Board of Directors shall have the power, in its sole discretion and without limitation, to authorize the issuance at any time and from time to time of shares of stock of the Corporation, with or without par value, of any class now or hereafter authorized and of securities convertible into or exchangeable for shares of the stock of the Corporation, with or without par value, of any class now or hereafter authorized, for such consideration (irrespective of the value or amount of such consideration) and in such manner and by such means as said Board of Directors may deem advisable.
          (6) The Board of Directors shall have the power, in its sole discretion and without limitation, to classify or reclassify any unissued shares of stock, whether how or hereafter authorized, by setting, altering or eliminating in any one or more respects, from time to time before the issuance of such shares, any feature of such shares, including but not limited to the designation, preferences, conversion or other rights, voting powers, qualifications, and terms and conditions of redemption of, and limitations as to dividends and any restrictions on, such shares.
          (7) The Corporation reserves the right at any time and from time to time to make any amendments to its Charter including any amendments changing the terms of contract rights, as expressly set forth in its Charter, of any of its outstanding stock by classification, reclassification or otherwise; and all contract or other rights, preferences and privileges of whatsoever nature conferred upon stockholders, directors and officers by and pursuant to the Charter of the Corporation are granted subject to this reservation.
     The enumeration and definition of particular powers of the Board of Directors included in the foregoing shall in no way be limited or restricted by reference to or inference from the terms of any other clause of this or any other Article of the Charter of the Corporation, or construed as or deemed by inference or otherwise in any manner to exclude or limit any powers conferred upon the Board of Directors under the General Laws of the State of Maryland now or hereafter in force.
     IN WITNESS WHEREOF, I have signed these Articles of Incorporation, acknowledging the same to be my act on this 28th day of May, 1996.
WITNESS:

[ILLEGIBLE]	/s/ Charles R. Moran

Charles R. Moran

ARTICLES OF AMENDMENT
     KGK RESORTS, INC., Maryland corporation, having its principal office at c/o National Registered Agents, Inc. of MD, 11 East Chase Street, Baltimore, Maryland 21202 (the “Corporation” hereby certifies to the State Department of Assessments and Taxation of Maryland (hereinafter the “Department”) that:
     FIRST: The Charter of the Corporation is hereby amended by deleting therefrom in its entirety Article Second and by substituting in lieu thereof the following new Article Second:
     SECOND: The name of the Corporation (which is hereinafter called the “Corporation”) is:
Signature Resorts, Inc.
     SECOND: The foregoing amendment to the Charter of the Corporation was duly approved by the Board of Directors of the Corporation by unanimous written consent in accordance with applicable sections of the Maryland General Corporation Law and the Charter and Bylaws of the Corporation, the organization meeting of the Board of Directors having been held and there being no stock of the Corporation outstanding or subscribed for.
     THIRD: The amendments set forth in these Articles of Amendment do not increase the authorized stock of the Corporation.
     IN WITNESS WHEREOF, the Corporation has caused these presents to be signed in its name and on its behalf by its President and its corporate seal to be hereunder affixed and attested by its Secretary on this 12th day of June 1996, and its President acknowledges that these Articles of Amendment are the act

STATE DEPARTMENT OF ASSESSMENTS
AND TAXATION
APPROVED FOR RECORD
6/13/96 at 1:32 p.m.

and deed of the Corporation and, under the penalties of perjury, that the matters and facts set forth herein with respect to authorization and approval are true in all material respects to the best of his knowledge, information and belief.

ATTEST:	KGK RESORTS, INC.

/s/ Steven C. Kenninger	By:	/s/ Andrew J. Gessow	(SEAL)
Steven C. Kenninger		Andrew J. Gessow
Secretary		President

STATE DEPARTMENT OF
ASSESSMENTS AND
TAXATION APPROVED
FOR RECORD
8-20-96 at [ILLEGIBLE]
SIGNATURE RESORTS INC.
ARTICLES OF AMENDMENT
     SIGNATURE RESORTS, INC, a Maryland corporation, having its principal offices at c/o National Registered Agents, Inc. of MD, 11 East Chase Street, Baltimore, Maryland (the “Corporation”) hereby certifies to the State Department of Assessments and Taxation of Maryland (the “Department”) that:
     FIRST: The Charter of the Corporation, as currently in effect, consisting of Articles of Incorporation filed with the Department on May 20, 1996 and Articles of Amendment filed with the Department on June 13, 1996 is hereby further amended as follows;
     A. The first paragraph of Article SIXTH is hereby deleted and the following is substituted in lieu thereof:
The total number of shares of stock of all classes which the Corporation has authority to issue is Seventy-Five Million (75,000,000) shares, consisting of Fifty Million (50,000,000) shares of common stock, par value of one cent ($0.01) per , share, (“Common Stock”) and Twenty-Five Million (25,000,000) shares of preferred stock, par value of one cent ($0.01) per share, (“Preferred Stock). The aggregate par value of all of the Corporation’s authorized shares of capital stock is Seven Hundred Fifty Thousand Dollars ($750.000).
The remaining paragraphs of Article SIXTH of the Charter which are forth among other things, the designations and the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption of the shares of each class of capital stock of the Corporation shall remain unchanged and in full force and affect.
     B. Article EIGHTH of the Charter of the Corporation is hereby amended by adding thereto a new subparagraph (8) which will read as follows
     (a) Notwithstanding any provision of law inquiring a greater proportion of the votes of all classes of stock of the corporation for approval of dissolution of the Corporation, the affirmative vote of a majority of all votes entitled to be cost by the stockholders of the Corporation shall be sufficient, valid and effective after due authorization, approval or advise by the Board of Directors, to approve and authorized dissolution of the Corporation.
     SECOND: The foregoing amendment to the Charter of the Corporation ware duly advised by the directors of the Corporation, and duly approved by the stockholders of the Corporation, by unanimous written contest in accordance with applicable sections of the Maryland General Corporation law and the Charter and ByLaws of the Corporation.
     THIRD: The amendments set forth in these Articles of Amendment do not increase the authorized stock of the Corporation.
     IN WITNESS WHEREOF, the Corporation has caused these presents to be signed in its name and on its behalf by its Chairman of the Board, President or Vice President as indicated below, and its corporate seal to be hereunder affixed and attested by its Secretary or Assistant Secretary, as indicated

below, on this 19th day of August, 1996 and its Chairman of the Board, President or Vice President, as indicated below, acknowledges that those Articles of Amendment are the act and deed of the Corporation and, under penalties of perjury, that the matters and facts set forth harein with respect to authorization and approval, are true in all material respects to the best of his knowledge, information, and belief.

ATTEST:		SIGNATURE RESORTS, INC.

/s/ Joel Backman Name: Joel Backman	By:	/s/ Andrew J. Gessow Name: Andrew J. Gessow	(SEAL)
Title: Assistant secretary		Title: President

STATE DEPARTMENT OF ASSESSMENTS
AND TAXATION
APPROVED FOR RECORD
[ILLEGIBLE] at [ILLEGIBLE]
ARTICLES OF MERGER
     THESE ARTICLES OF MERGER, dated as of the 20th day of August, 1996 (hereinafter the “Articles”), are entered into by the corporations named in Article SECOND hereof (hereinafter collectively the “Constituent Corporations”) pursuant to Section 3-109 of the Maryland General Corporation Law.
     FIRST: The Constituent Corporations have agreed to effect a merger (the “Merger”), and the terms and conditions of said Merger, the mode of carrying the same into effect and the manner and basis of converting or exchanging the shares of issued and outstanding stock of each of the Constituent Corporations into different stock, and the Manner of dealing with any issued and outstanding stock of the Constituent Corporations not to be so exchanged or converted, are and shall be as set forth herein.
     SECOND: The parties to these Articles of Merger are ARGOSY BRANSON, INC., a Georgia corporation, incorporated under the general laws of the State of Georgia on July 23, 1992 (hereinafter the “Merged Corporation”), which does not do business in the State of Maryland, and SIGNATURE RESORTS, INC., a Maryland corporation formed under the Maryland General Corporation Law on May 28, 1996 (the “Surviving Corporation”).
     THIRD: The Surviving Corporation shall be the successor corporation under its present name after consummation of the Merger.
     FOURTH: The principal office of Surviving Corporation in the State of Maryland is located in Baltimore City at c/o National Rgistered Agents, Inc. of MD, 11 East Chase Street, Baltimore, Maryland 21202. The name and address of the resident agent of Surviving Corporation are National Registered Agents, Inc. of MD, 11 East Chase Street, Baltimore, Maryland 21202. The Merged Corporation does not do business in the State of Maryland, is not registered or qualified to do business in the State of Maryland and has no principal office or resident agent in the state of Maryland.
     FIFTH: Neither the Merged Corporation nor the Surviving Corporation owns any interest in real estate located in the State of Maryland.
     SIXTH: No amendment to the Articles of Incorporation of Surviving Corporation are to be effected as part of the Merger.
     SEVENTH: (a) The authorized capital stock of the Merged Corporation consists, of One Thousand (1,000) shares of common stock, without par value.
               (b) The authorized capital stock of Surviving Corporation consists of One Hundred Million (100,000,000) shares of common stock, par value one cent ($0.01) per share (“Common Stock”), and Ten Million (10,000,000) shares of preferred stock, par value one cent ($0.01) per share (“Preferred Stock”). The aggregate par value of all such shares of stock is One Million One Hundred Thousand Dollars ($1,100,000).
     EIGHTH: The manner and basis of converting or exchanging the issued and outstanding stock of each of the Constituent Corporations into different stock, and the manner of dealing with any issued and outstanding stock of the Constituent Corporations not to be so converted or exchanged on the Effective Date (as hereinafter defined in Article THIRTEENTH) shall be as follows:
          (a) Each share of Common Stock of the Surviving Corporation which is outstanding on the Effective Date shall remain outstanding as one (1) share of Common Stock of the Surviving Corporation.
          (b) At the Effective Date, by virtue of the Merger and without any action by holders thereof, the issued and outstanding stock of the Merged Corporation shall be converted into an aggregate of Seven Thousand Nine Hundred Twelve (7,912) shares of Common Stock of the Surviving Corporation.
          (c) Upon conversion of the issued and outstanding stock of the Merger Corporation into shares of Common Stock of the Surviving Corporation, the Surviving Corporation will issue to the holders of issued and outstanding stock in Merged Corporation certificates evidencing the shares of Common Stock of the Surviving Corporation into which the issued and outstanding stock of Merged Corporation is converted.
     NINTH: The terms and conditions of the Merger are as follows:
          (a) The Bylaws of Surviving Corporation as they shall exist on the Effective Date shall be and remain the Bylaws of Surviving Corporation until the same shall be altered, amended or repealed as therein provided.
          (b) The directors and officers of Surviving Corporation shall continue in office until the next annual meeting of stockholders and until their successor are duly elected and qualified.
          (c) Upon the Effective Date, all of the rights, privileges, immunities, powers, purposes and franchises of Merged Corporation, and all property; real, personal and mixed, and all debts due to Merged Corporation on whichever account and all and every other interests of Merged Corporation of every nature, kind and description whatsoever shall be vested in Surviving Corporation, and shall thereafter be as effectually the property of Surviving Corporation, and all debts, liabilities, obligations and duties of Merged Corporation of every nature, kind and description whatsoever shall thenceforth attach to Surviving Corporation and may be enforced against it to the same extent as if said debts
August 14, 1996

2

liabilities, obligations and duties had been incurred or contracted by it.
          (d) Upon consummation of the Merger on the Effective Date, the separate existence of Merged Corporation will cease.
     TENTH: These Articles of Merger, and the terms and conditions of the Merger as set forth herein, were duly advised by the Board of Directors of the Surviving Corporation by unanimous written consent and duly approved by the stockholders of the Surviving Corporation by unanimous written consent, all in accordance with the Charter and Bylaws of the Surviving Corporation and the Maryland General Corporation Law.
     ELEVENTH: These Articles of Merger, and the terms and conditions of the Merger set forth herein, were duly advised by the Board of Directors of the Merged Corporation by unanimous written consent and duly approved by the stockholders of Merged Corporation by unanimous written consent, all in accordance with the Articles of incorporation and Bylaws of Merged Corporation and the laws of the place in which the Merged Corporation is organized.
     TWELFTH: Anything herein or elsewhere to the contrary notwithstanding, these Articles may be abandoned by the Board of Directors of Surviving Corporation or by the Board of Directors of Merged Corporation at any time prior to the Effective Date.
     THIRTEENTH: The Merger provided for by these Articles shall become effective and the separate existence of Merged Corporation, except insofar as continued by statute, shall cease as of August 20, 1996 (the “Effective Date”).
August 14, 1996

          IN WITNESS WHEREOF, Signature Resorts, Inc., has caused these Articles of Merger to be signed in its name and on its behalf by its President and its corporate seal to be hereunder affixed and attested by its Assistant Secretary, and Argosy Branson Inc. has caused these Articles of Merger to be signed in its name and on its behalf its President and its corporate seal to be hereunder affixed and attested by its Assistant Secretary, all on this 20th Day of August 1996

WITNESS/ATTEST:	SIGNATURE RESORTS, INC., a Maryland corporation

/s/ Joel Barsons Name: Joel Barsons	By:	/s/ Andrew J. Gessow Name: Andrew J. Gessow	(SEAL)
Title: Assistant Secretary		Title: President

ARGOSY BRANSON, INC. a Georgls corporation

/s/ Joel Barsons Name: Joel Barsons	By:	/s/ Andrew J. Gessow Name: Andrew J. Gessow	(SEAL)
Title: Assistant Secretary		Title: President
          THE UNDERSIGNED, President of Signature Resorts, Inc., a Maryland corporation, who executed on behalf of said corporation the foregoing Articles of Merger of which this statement of acknowledgement is made a part, hereby acknowledges in the name of and on behalf of said corporation the forgoing Articles of Merger to be the corporate act of said corporation and further certificate to the best of his knowledge, information and belief, the matters and facts set forth therein are true in all material respects, under penalties of penalty.

/s/ Andrew J. Gessow
Name:	Andrew J. Gessow
Title:	President

           THE UNDERSIGNED, President or Argosy Branson, Inc., a Georgia corporation, who executed on behalf of said corporation the foregoing Article of Merger which this statement of acknowledgment is made a part, hereby, acknowledges, in the name and on behalf of said corporation, the foregoing Article of Merger to be the corporate act of said corporation and further certifies that to the best of its knowledge, information and belief, the manners and facts set forth therein are true in all material respects, under penalties of perjury.

/s/ Andrew J. Gessow
Name: Andrew J. Gessow
Title:	President

[STAMP]
SIGNATURE RESORTS, INC
ARTICLES OF AMENDMENT
     SIGNATURE RESORTS, INC., a Maryland corporation, having its principal office at c/o National Registered Agents, Inc. of MD, 11 East Chase Street, Baltimore, Maryland 21202 (the “Corporation”) hereby certifies to the State Department of Assessments and Taxation of Maryland (the “Department”) that:
     FIRST: The charter of the Corporation as currently in effect, consisting of Articles of Incorporation filed with the Department on May 28, 1996 and Articles of Amendment filed with the Department on June 13, 1996 and August 20, 1996 (the “Charter”), is hereby further amended by deleting therefrom in its entirety Article SECOND and by substituting in lieu thereof the following new Article SECOND:
     SECOND: The name of the Corporation (which is hereinafter called the “Corporation”) is:
Sunterra Corporation
     SECOND: The Charter of the Corporation hereby is further amended by deleting therefrom in its entirety the first paragraph of article sixth and by substituting in lieu thereof the following new first paragraph of Article SIXTH:

SIXTH: The total number of shares of stock of all classes which the Corporation has authority to issue is one Hundred Twenty-Five Million (125,000,000) shares consisting of One Hundred Million (100,000,000) shares of common stock, par value of One Cent ($.01) per share (“Common Stock”) and Twenty-Five Million (25,000,000) shares of preferred stock, par value of One Cent ($.01) per share (“Preferred Stock”). The aggregate par value of all of the Corporation’s authorized shared, of capital stock is One Million Two Hundred Fifty Thousand Dollars ($1,250,000).
The remaining paragraphs of Article SIXTH of the Charter (other than the first paragraph of such Article) are unchanged and continue in full force and effect.
     THIRD: The foregoing amendments to the Charter of the Corporation were duly advised by the Board of Directors of the Corporation and duly approved by the stockholders of the Corporation, all in accordance with applicable sections of the Maryland General Corporation Law and the Charter and Bylaws of the Corporation.
     FOURTH: Immediately prior to the amendments contained in these Articles of Amendment, the Corporation had authority to issue Seventy-Five Million (75,000,000) shares of capital stock, consisting of Fifty Million (50,000,000) shares of Common Stock and Twenty-Five Million (25,000,000) shares of Preferred Stock, and the aggregate par value of all such authorized shares of stock of the

Corporation having par value was Seven Hundred Fifty Thousand Dollars ($750,000).
     FIFTH: Immediately following the amendments contained in these Articles of Amendment, the Corporation will have authority to issue One Hundred Twenty-Five Million (125,000,000) shares of capital stock, consisting of One Hundred Million (100,000,000) shares of Common Stock and Twenty-Five Million (25,000,000) shares of Preferred Stock, and the aggregate par value of all such authorized shares of stock of the Corporation having par value will be one Million Two Hundred Fifty Thousand Dollars ($1,250,000).
     SIXTH: The preferences, conversion and other rights, voting powers, restrictions, limitation as to dividends, qualification, and terms and conditions of redemption of each class of capital stock of the Corporation is not changed by these Articles of Amendment.

     IN WITNESS WHEREOF, the Corporation has caused these Articles of Amendment to be signed in its name and on its behalf by its Vice President and its corporate seal to be hereunder affixed and attested by its Secretary as of the 30th day of June, 1998, and its Vice President acknowledges that these Articles of Amendment are the act and deed of the Corporation and, under the penalties of perjury, that the matters and facts set forth herein with respect to authorization and approval are true in all material respects to the best of his knowledge, information and belief.

ATTEST:	SIGNATURE RESORTS, INC.

/s/ Andrew D. Hutton Andrew D. Hutton	By:	/s/ Dewey W. Chambers Dewey W. Chambers	(SEAL)
Secretary		Vice President

[STAMP]
SUNTERRA CORPORATION
ARTICLES OF RESTATEMENT
     SUNTERRA CORPORATION, a Maryland corporation (the “Corporation”) hereby certifies to the State Department of Assessments and Taxation of Maryland (the “Department”) that:
     FIRST: The Corporation desires to, and does hereby, restate its Charter as currently in effect.
     SECOND: The following provisions are all of the provisions of the Charter currently in effect:
FIRST: The undersigned, Charles R. Moran, whose address is 300 East Lombard Street, Baltimore, Maryland 21202 being at least eighteen years of age, acting as incorporator, does hereby form a corporation under the General Laws of the State of Maryland.
SECOND: The name of the corporation (which is hereinafter called the “Corporation”) is:
Sunterra Corporation
THIRD: The purposes for which and any of which the Corporation is formed and the business and objects to be carried on and promoted by it are:
(1) To engage in the business of developing and operating timeshare resorts and to perform any and all activities necessary or desirable in connection therewith.
(2) To engage in and perform any other activities or functions which may lawfully be performed by a business corporation organized under the General Laws of the State of Maryland.
The foregoing enumerated purposes and objects shall be in no way limited or restricted by reference to, or inference from, the terms of any other clause of this or any other Article of the Charter of the Corporation, and each shall be regarded as independent; and they are intended to be and shall be construed as powers as well as purposes and objects of the Corporation and shall be in addition to and not in limitation of the general powers of corporations under the General Laws of the State of Maryland.
FOURTH: The present address of the principal office of the Corporation in the State of Maryland is c/o Natioanl Registered Agents, Inc. of MD, 11 East Chase Street, Baltimore, Maryland 21202.
FIFTH: The name and address of the resident agent of the Corporation is c/o National Registered Agents, Inc. of MD, 11 East Chase Street, Baltimore, Maryland 21202. Said resident agent is a Maryland corporation.
SIXTH: The total number of shares of stock of all classes which the Corporation has authority to issue is One Hundred Twenty Five Million (125,000,000) shares consisting of One Hundred Million (100,000,000) shares of common stock, par value of One Cent ($.01) per share (“Common Stock”) and Twenty Five Million (25,000,000) shares of preferred stock, par value of One Cent ($.01) per share (“Preferred Stock”). The aggregate par value of all of the Corporation’s authorized shares of capital stock is One Million Two Hundred Fifty Thousand Dollars ($1,250,000).
The designations and the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption of the shares of each class of capital stock of the Corporation are as follows:
(1) Preferred Stock. The Preferred Stock may be authorized for issuance from time to time by the

Board of Directors in one or more separately designated classes or series. The designation of each such class or series, the number of shares to be included in each such class or series, and the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and terms and conditions of redemption shall be as set forth in resolutions adopted by the Board of Directors and included in Articles Supplementary filed as required by law from time to time prior to the issuance of any shares of such class or series. Subject to the express limitations, if any, of any class or series of Preferred Stock of which shares are outstanding at the time, the Board of Directors is authorized, by the adoption of resolutions, to increase or decrease ( but not below the number of shares of Preferred Stock of such class or series then outstanding) the number of shares of Preferred stock of such class or series and to alter the designation of or, classify or reclassify, any unissued shares of Preferred Stock of any class or series from time to time, by setting or changing the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications or terms and conditions of redemption of such class or series.
(2) Common Stock. Subject to all rights of Preferred Stock, as expressly provided herein, by law or by the Board of Directors pursuant to this Article Sixth, the common stock of the Corporation shall have all rights and privileges afforded to capital stock by applicable law in the absence of any express grant of rights or privileges in the Corporation’s charter, including, but not limited to, the following rights and privileges:
(a) The holders of shares of Common Stock shall have the right to vote for the election of directors and on all other matters requiring stockholder action, each share of Common Stock being entitled to one vote;

(b) Dividends may be declared and paid or set apart for payment upon shares of Common Stock out of any assets or funds of the corporation legally available for the payment of dividends;
(c) Upon the voluntary or involuntary liquidation, dissolution or winding-up of the Corporation , the net assets of the Corporation shall be distributed pro rata to the holders of the shares of Common Stock in accordance with their respective rights and interests.
SEVENTH : The business and affairs of the Corporation shall be managed by a Board of Directors which may exercise all of the powers of the Corporation except those conferred on, or reserved to, the Stockholders by law. The number of directors of the Corporation initially shall be three (3), which number may be increased or decreased pursuant to the Bylaws of the Corporation but in no event shall be less than the minimum number required by the General Laws of the State of Maryland. Each director shall hold office until the next annual meeting of the stockholders of the Corporation and until his or her successor shall have been elected and qualified.
The following provisions shall apply to the directors of the Corporation:
(a) The directors of the Corporation (other than any directors who may be elected solely by holders of any class or series of Preferred Stock) shall be and hereby are divided into three classes, designated “Class I,” “Class I” and “Class III,” respectively. The number of directors in each class shall be as nearly equal as possible. Each director shall serve for a term ending on the date of the third Annual Meeting of Stockholders following the Annual Meeting at which such director was elected, provided, however, that each initial director in Class I, as determined by the directors, shall serve for a term ending on the date of the Annual Meeting held in 1997, each initial director in Class II, as determined by the directors, shall serve for a term ending on the date of the Annual Meeting held in 1998, and each initial director in Class III, as determined by the directors, shall serve for a term ending on the date of the Annual Meeting held in 1999.
(b) In the event of any increase or decrease in the authorized number of directors: (i) each director then serving shall nevertheless continue as director of the class of which such director is a member until the expiration of such director’s term or such director’s prior death, retirement, resignation or removal; and (ii) except to the extent that an increase or decrease in the authorized number of directors occurs in connection with the rights of holders of Preferred Stock to elect additional directors, the newly created or eliminated directorships resulting from any increase or decrease shall be apportioned by the Board of Directors among the three classes so as to keep the number of directors in each class as nearly equal as possible.
(c) Anything this Article SEVENTH to the contrary notwithstanding, each director shall serve until such director’s successor is elected and qualified, or until such director’s earlier death, retirement, resignation or removal.
(d) A director may be removed from office with or without cause only by the affirmative vote of the holders of at least two-thirds of the votes entitled to be cast in the election of directors.
EIGHTH: The following provisions are hereby adopted by the purposes of defining, limiting and regulating the powers of the Corporation and of the directors and stockholders:
(1) The Board of Directors shall have power from time to time and in its sole discretion (a) to determine in accordance with sound accounting practice what constitutes annual or other net profits, earnings surplus or net assets in excess of capital; (b) to fix and vary from time to time the amount to be reserved as working capital, or determine that retained earnings or surplus shall remain in the hands of the Corporation; (c) to set apart out of any funds of the Corporation such reserve or reserves in such amount or amounts and for such proper purposes as it shall determine and to abolish or redesignate any such reserve or any part thereof, (d) to borrow or raise money upon any terms for any corporate purposes; (e) to distribute and pay distributions or dividends in stock, cash or other securities or property, out of surplus or any other funds or amounts legally available there for, at such times and to the stockholders of record on such dates as it may, from time to time, determine; and (f) to determine whether and to what extent and at what times and places and under what conditions and regulations the books, accounts and documents of the Corporation, or any of them shall be open to the inspection of stockholders, except as otherwise provided by statute or by the Bylaws of the Corporation, and except as so provided, no stockholder shall have the right to inspect any book, account or document of the Corporation unless authorized so to do by resolution of the Board of Directors.
(2) The liability of the directors and officers of the Corporation to the Corporation or its stockholders for money damages shall be limited to the fullest extent permitted under the General Laws of the State of Maryland now or hereafter in force, including, but not limited to, Section 5-349 of the Courts and Judicial Proceedings Article of the Annotated Code of Maryland, or any successor provision of law of similar import, and the directors and officers of the Corporation shall have no liability whatsoever to the Corporation or its stockholders for money damages except to the extent which such liability can not be limited or restricted under the General Laws of the State of Maryland now or hereafter in force. Neither the amendment nor repeal of the foregoing sentence of this Section (2) of Article EIGHTH nor the adoption nor amendment of any other provision of the Charter or Bylaws of the Corporation inconsistent with the foregoing sentence shall apply to or affect in any manner the applicability of the foregoing sentence with respect to any act or omission of any directors or officer occurring prior to any such amendment, repeal or adoption.
(3) The Corporation shall indemnify, in the manner and to the fullest extent permitted by law, any person who is or was a party to, or is threatened to be made a party to, any threatened, pending or completed action, suit or proceeding, whether or not by or in the right of the Corporation and whether civil, criminal, administrative, investigative or otherwise, by reason of the fact that such person is or was a director or officer of the Corporation, or that such person, while an officer or director of the Corporation, is or was serving at the request of the corporation as a director, officer, partner or trustee of another corporation, partnership, trust, employee benefit plan or other enterprise. To the fullest extent permitted by law, the indemnification provided herein shall include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement and any such expenses may be paid by the Corporation in advance of the final disposition of any such action, suit or proceeding. Upon authorization by the Board of Directors, the Corporation may indemnify employees and/or agents of the Corporation to the same extent provided herein for directors and officers. Any repeal or modification of any of the foregoing sentences of this Section (3) of Article EIGHTH shall be prospective in operation and effect only, and shall not adversely affect any right to indemnification or advancement of expenses hereunder existing at the time of any such repeal or modification.
(4) No holders of shares of stock of the Corporation of any class shall have any preemptive rights or preferential right to purchase, subscribe for or otherwise acquire any shares of stock of the Corporation of any class now or hereafter authorized or any securities convertible into or exchangeable for shares of stock of the Corporation of any class now or hereafter authorized or any warrants, options or other instruments evidencing rights to purchase, subscribe for or otherwise acquire shares of stock of the Corporation of any class now or hereafter authorized, other than such preferential rights, if any, as the Board of Directors in its sole discretion may determine, and at such price as the Board of Directors in its sole discretion may fix.
(5) The Board of Directors shall have the power, in its sole discretion and without limitation, to authorize the issuance at any time and from time to time of shares of stock of the Corporation , with or without par value, of any class now or hereafter authorized and of securities convertible into or exchangeable for shares of the stock of the Corporation, with or without par value, of any class now or hereafter authorized, for such consideration (irrespective of the value or amount of such consideration) and in such manner and by such means as said Board of Directors may deem advisable.
(6) The Board of Directors shall have the power, in its sole discretion and without limitation, to classify or reclassify any unissued shares of stock, whether now or hereafter authorized, by setting, altering or eliminating in any one or more respects, from time to time before the issuance of such shares, any feature of such shares, including but not limited to the designation , preferences, conversion or other rights, voting powers, qualifications, and terms and conditions of redemption of, and limitations as to dividends and any restrictions on, such shares.
(7) The Corporation reserves the right at any time and from time to time to make any amendments to its charter including any amendments changing the terms of contract rights, as expressly set forth in its charter, of any of its outstanding stock by classification, reclassification or otherwise, and all contract of other rights, preferences and privileges of whatsoever nature conferred upon stockholders, directors and officers by and pursuant to the Charter of the Corporation are granted subject to this reservation.
(8) Notwithstanding any provision of law requiring a greater proportion of the votes of all classes of stock of the Corporation for approval of dissolution of the Corporation, the affirmative vote of a majority of all votes entitled to be cast by the stockholders of the corporation shall be sufficient, valid and effective, after due authorization, approval or advice by the Board of Directors, to approve and authorize dissolution of the Corporation.
The enumeration and definition of particular powers of the Board of Directors included in the foregoing shall in no way be limited or restricted by reference to or inference from the terms of any other clause of this or any other Article of the Charter of the Corporation, or construed as or deemed by inference or otherwise in any manner to exclude or limit any powers conferred upon the Board of Directors under the General Laws of the State of Maryland now or hereafter in force.
     THIRD: The foregoing restatement of the Charter has been approved by a majority of the entire board of directors of the Corporation.
     FOURTH: The Charter is not amended by these Articles of Restatement.

     FIFTH: The current address of the principal office of the corporation is set forth in Article FOURTH of the foregoing restatement of the Charter.
     SIXTH: The name and address of the corporation’s current resident agent is set forth in Article FIFTH of the foregoing restatement of the Charter.
     SEVENTH: The number of directors of the corporation is currently ten (10) and the names of those currently in office are as follows:
Adam A. Aron
Stanford R. Climan
J. Taylor Crandall
Michael A. Depatie
Joshua S. Friedman
Andrew J. Gessow
Osamu Kaneko
W. Leo Kelly, III
Steven C. Kenninger
James E. Noyes

     IN WITNESS WHEREOF, the Corporation has caused these Articles of Restatement to be signed in its name and on its behalf by its Vice President and its corporate seal to be hereunder affixed and attested by its Secretary on this 1st day of July, 1998, and its Vice President acknowledge that these Articles of Restatement are the act and deed of the Corporation and, under the penalties of perjury, that the matters and facts set forth herein with respect to authorization and approval are true in all material respects to the best of his knowledge, information and belief.

ATTEST:	SUNTERRA CORPORATION

/s/ Andrew D. Hutton Andrew D. Hutton	/s/ Dewey W. Chambers Dewey W. Chambers	(SEAL)
Secretary	Vice President

ARTICLES OF AMENDMENT AND RESTATEMENT
OF
SUNTERRA CORPORATION
     Sunterra Corporation (the “Corporation”), a Maryland corporation, having its principal office in this State in the City of Baltimore, Maryland, hereby certifies to the State Department of Assessments and Taxation of Maryland that:
     FIRST: The Corporation desires to amend and restate its Charter as currently in effect as hereinafter provided to carry out the Corporation’s Third Amended and Restated Joint Plan of Reorganization under Chapter 11 of Title 11 of the United States Code (the “Bankruptcy Code”) pursuant to the final order of the United States Bankruptcy Court for the District of Maryland (Baltimore Division) in In re Sunterra Corporation, et al., Case Nos. 00-5-6931-JS through 00-5-6967-JS, 00-5-8313-JS and 00-6-3718-JS, which plan has been duly approved by the Board of Directors of the Corporation. Pursuant to the authority granted under Section 3-301 of the Corporations and Associations Article of the Annotated Code of Maryland, ratification or approval of these Articles of Amendment and Restatement by the Corporation’s stockholders or Board of Directors is not required and provision for the making of these Articles of Amendment and Restatement is contained in the order of the Bankruptcy Court. Upon their acceptance by the State Department of Assessments and Taxation of Maryland, the provisions set forth in these Articles of Amendment and Restatement are all the provisions of the Charter of the Corporation as currently in effect.

     SECOND: The current post office address of the principal office of the Corporation in this State is 300 E. Lombard Street, Baltimore, Maryland 21202, and the name and post office address of the current resident agent of the Corporation in this State are Corporation Trust Incorporated, 300 E. Lombard Street, Baltimore, Maryland 21202.
     THIRD: The Charter of the Corporation is hereby amended by striking in their entirety all previous provisions of the Charter and substituting in lieu thereof the following:
          “FIRST: The undersigned, Charles R. Moran, whose address is 300 East Lombard Street, Baltimore, Maryland 21202, does hereby form a corporation under the General Laws of the State of Maryland.
          SECOND: The name of the corporation (the “Corporation”) is:
Sunterra Corporation
          THIRD: The purposes for which the Corporation is formed are:
          (a) To engage in the business of developing and operating timeshare resorts and to perform any and all activities necessary or desirable in connection therewith;
          (b) To carry on the business described above and any other related or unrelated business and activity in the State of Maryland, in any state, territory, district, or dependency of the United States, or in any foreign country; and
          (c) To do anything permitted in Section 2-103 of the Corporations and Associations Article of the Annotated Code of Maryland, as amended from time to time.
          FOURTH: The post office address of the principal office of the Corporation in this State is 300 E. Lombard Street, Baltimore, Maryland 21202. The name and post office address of the resident agent of the Corporation in this State are Corporation Trust Incorporated, 300 E. Lombard Street, Baltimore, Maryland 21202. The resident agent is a Maryland corporation.
          FIFTH: The total authorized capital stock of the Corporation is Thirty Million (30,000,000) shares of Common Stock having a par value of

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One Cent ($0.01) per share, having an aggregate par value of Three Hundred Thousand Dollars ($300,000). The shares may be issued by the Corporation from time to time as approved by the Board of Directors of the Corporation without the approval of the stockholders.
Subject to all rights of any preferred stock, as expressly provided herein, by law or by the Board of Directors pursuant to this Article FIFTH, the Common Stock of the Corporation shall have all rights and privileges afforded to capital stock by applicable law in the absence of any express grant of rights or privileges in the Corporation’s Charter, including, but not limited to, the following rights and privileges:
               (a) The holders of shares of Common Stock shall have the right to vote for the election of directors and on all other matters requiring stockholder action, each share of Common Stock being entitled to one vote;
               (b) Dividends may be declared and paid or set apart for payment upon shares of Common Stock out of any assets or funds of the Corporation legally available for the payment of dividends; and
               (c) Upon the voluntary or involuntary liquidation, dissolution or winding-up of the Corporation, the net assets of the Corporation shall be distributed pro rata to the holders of shares of Common Stock in accordance with their respective rights and interests.
     SIXTH: The number of directors of the Corporation shall be seven (7), which number may be increased, but not above eleven (11), or decreased pursuant to the Bylaws of the Corporation. So long as there are less than three (3) stockholders, the number of directors may be less than three (3) but not less than the number of stockholders. The names of the directors who shall act until their successors are duly chosen and qualified are:
Arthur Amron
Frederick Simon
Kaye Handley
David Gubbay
Bradford T. Whitmore

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Charles F. Willes
Nicholas J. Benson
     SEVENTH: Notwithstanding any provision herein or in the Bylaws of the Corporation to the contrary, and in accordance with the provisions of §2-104(b)(5) of the Maryland General Corporation Law, any action required by law to be taken or authorized by the affirmative vote of the holders of a greater proportion than a majority of the votes of all classes or of any class of stock of the Corporation entitled to vote on a matter, including, without limitation, a merger, sale of substantially all assets, dissolution or liquidation of the Corporation, shall be approved by a vote of the majority of all the votes entitled to be cast on the matter.
     EIGHTH:. (a) Without affecting the rights, if any, of current or former directors and officers of the Corporation as such rights exist prior to this date, the directors and officers of the Corporation who serve in such capacity from and after the date of these Articles of Amendment and Restatement shall not be liable to the Corporation or its stockholders for money damages. The purpose of this limitation of liability is to limit liability to the maximum extent that the liability of directors and officers of Maryland corporations is permitted to be limited by Maryland law. This limitation on liability shall apply to events which occurred during the term of office of any director or officer whether or not such director or officer is serving as such at the time of any proceeding in which liability is asserted commences.
                        (b) Without affecting the rights, if any, of current or former directors and officers of the Corporation as such rights exist prior to this date, to the maximum extent permitted by Maryland law, the Corporation shall indemnify any of its directors or officers who serve in such capacities from and after the date of these Articles of Amendment and Restatement against any and all liabilities and expenses incurred in connection with their services in such capacities, and shall indemnify, to the same extent, persons who serve from and after the date of these Articles of Amendment and Restatement at its request as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture or other enterprise. The Corporation shall advance expenses to its directors and officers and the other persons referred to above to the extent permitted by Maryland law. This indemnification of directors and officers shall also apply to directors and officers referred to above who are also employees, in their capacity as employees. The Board of Directors may by Bylaw, resolution or agreement make further provision for indemnification of employees and agents to the extent permitted by Maryland law.
                        (c) Without affecting the rights, if any, of current or former directors and officers of the Corporation as such rights exist prior to this date, references to Maryland law shall include the Maryland General

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Corporation Law as from time to time amended. Neither the repeal or amendment of this Article EIGHTH nor any other amendment to these Articles of Amendment and Restatement shall eliminate or reduce the protection afforded to any person by the foregoing provisions of this Article EIGHTH with respect to any act or omission which shall have occurred prior to such repeal or amendment
     NINTH: In carrying on its business, or for the purpose of attaining or furthering any of its objects, the Corporation shall have all of the rights, powers, and privileges granted to corporations by the laws of the State of Maryland, as well as the power to do any and all acts and things that a natural person or partnership could do, as now or hereafter authorized by law, either alone or in partnership or conjunction with others. In furtherance and not in limitation of the powers conferred by statute, the powers of the Corporation and of its Board of Directors and stockholders shall include the following:
          (a) The Corporation reserves the right to adopt from time to time any amendment to its Charter, as now or hereafter authorized by law, including any amendment that alters the contract rights, as expressly set forth in the Charter, of any outstanding stock.
          (b) Except as otherwise provided in the Charter or Bylaws of the Corporation, as from time to time amended, the business of the Corporation shall be managed by its Board of Directors. The Board of Directors shall have and may exercise all of the rights, powers, and privileges of the Corporation, except only for those that are by law or by the Charter or Bylaws of the Corporation conferred upon or reserved to the stockholders. Additionally, the Board of Directors of the Corporation is specifically authorized and empowered from time to time in its discretion:
               (1) To authorize the issuance of shares of the Corporation’s stock of any class, whether now or hereafter authorized, or securities convertible into or exercisable for shares of its stock, of any class or classes, whether now or hereafter authorized, for such consideration as the Board of Directors deems advisable, subject to such restrictions or limitations, if any, as may be set forth in the Bylaws of the Corporation;
               (2) By articles supplementary to these Articles of Amendment and Restatement, to classify or reclassify any unissued shares by fixing or altering in any one or more aspects, before issuance of those shares, the preferences, conversion or other rights, voting powers, restrictions, qualifications, dividends, or terms or conditions of redemption of those shares, including but not limited to the reclassification of unissued common shares to preferred shares or unissued preferred shares to common shares; and

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               (3) To borrow and raise money, without limit and upon any terms, for any corporate purposes; and, subject to applicable law, to authorize the creation, issuance, assumption, or guaranty of bonds, debentures notes, or other evidences of indebtedness for money so borrowed, to include therein such provisions as to redeemability, convertibility, or otherwise, as the Board of Directors, in its sole discretion, determines, and to secure the payment of principal, interest, or sinking fund in respect thereof by mortgage upon, or the pledge of, or the conveyance or assignment in trust of, all or any part of the properties, assets, and goodwill of the Corporation then owned or thereafter acquired.
          (c) No holders of shares of stock of the Corporation of any class shall have any preemptive rights or preferential right to purchase, subscribe for or otherwise acquire any shares of stock of the Corporation of any class now or hereafter authorized or any securities convertible into or exchangeable for shares of stock of the Corporation of any class now or hereafter authorized or any warrants, options or other instruments evidencing rights to purchase, subscribe for or otherwise acquire shares of stock of the Corporation of any class now or hereafter authorized, other than such preferential rights, if any, as the Board of Directors in its sole discretion may determine, and at such price as the Board of Directors in its sole discretion may fix.
Notwithstanding anything to the contrary set forth in this Article NINTH, the Corporation shall not issue any non-voting equity securities; provided, however, that this provision, included in these Articles of Amendment and Restatement in compliance with Section 1123(a)(6) of the Bankruptcy Code, shall have no force and effect beyond that required by Section 1123(a)(6) of the Bankruptcy Code and shall be effective only for so long as Section 1123(a)(6) of the Bankruptcy Code is in effect and applicable to the Corporation.
     TENTH: To the full extent permitted under the Maryland General Corporation Law as in effect on the date hereof, or as hereafter from time to time amended, no director or officer shall be liable to the Corporation or to its stockholders for money damages for any breach of any duty owed by such director or officer to the Corporation or any of its stockholders. Neither the amendment or repeal of this Article TENTH, nor the adoption of any provision of these Articles of Amendment and Restatement inconsistent with this Article TENTH, shall eliminate or reduce the protection afforded by this Article to a director or officer or former director or officer of the Corporation with respect to any matter which occurred, or any cause of action, suit or claim which but for this Article would have accrued or arisen, prior to such amendment, repeal or adoption.”

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* * * *
     FOURTH: Prior to the filing of these Articles of Amendment and Restatement, the Corporation had authority to issue One Hundred Twenty Five Million (125,000,000) shares of capital stock consisting of (a) One Hundred Million (100,000,000) shares of Common Stock having a par value of One Cent ($0.01) per share and Twenty Five Million (25,000,000) shares of Preferred Stock, having a par value of One Cent ($0.01) per share, having an aggregate par value of One Million Two Hundred Fifty Thousand Dollars ($1,250,000). Upon the filing of these Articles of Amendment and Restatement, the total number of shares of capital stock that the Corporation has authority to issue pursuant to its Charter, as amended by these Articles of Amendment and Restatement, is Thirty Million (30,000,000) shares, consisting of Thirty Million (30,000,000) shares of Common Stock having a par value of One Cent ($0.01) per share, having an aggregate par value of Three Hundred Thousand Dollars ($300,000). A description of the stock is set forth in Article FIFTH of the substitute provisions of the Corporation’s Charter set forth hereinabove.
     FIFTH: Upon the filing with the State Department of Assessments and Taxation of Maryland of these Amended and Restated Articles of Incorporation, the shares of Common Stock, par value $.01 per share of the Corporation issued and outstanding immediately prior to the time when these Articles of Amendment and Restatement become effective are hereby automatically canceled and extinguished.
[Remainder of Page Intentionally Blank]

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     IN WITNESS WHEREOF, SUNTERRA CORPORATION has caused these presents to be signed in its name and on its behalf by its President and attested to by its Assistant Secretary, this 26th day of July, 2002. Each of the undersigned officers of SUNTERRA CORPORATION acknowledges, under the penalties for perjury, that these Articles of Amendment and Restatement are the corporate act of the Corporation and that the matters and facts set forth herein are true in all material respects, to the best of his or her knowledge, information and belief.

ATTEST:		SUNTERRA CORPORATION

By:	/s/ Lawrence F. Young	By:	/s/ Nicholas J. Benson

	Lawrence E. Young Vice President, Chief Financial Officer and Assistant Secretary		Nicholas J. Benson President and Chief Executive Officer

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SUNTERRA CORPORATION
ARTICLES OF AMENDMENT
     SUNTERRA CORPORATION, a Maryland corporation, having its principal office at c/o National Registered Agents, Inc. of MD, 11 East Chase Street, Baltimore, Maryland 21202 (the “Corporation”) hereby certifies to the State Department of Assessments and Taxation of Maryland (the “Department”) that:
     FIRST: The charter of the Corporation as currently in effect, consisting of Articles of Amendment and Restatement filed with the Department on July 29, 2002 (the “Charter”) is hereby further amended by deleting the first sentence of the first paragraph of Article FIFTH of the substitute provisions of the Charter and by substituting in lieu thereof the following new first sentence of the first paragraph of Article FIFTH:
  FIFTH: The total authorized capital stock of the Corporation is seventy-five million (75,000,000) shares of Common Stock having a par value of One Cent ($0.01) per share, having an aggregate par value of Seven Hundred Fifty Thousand Dollars ($750,000).
     The remainder of Article FIFTH of the substitute provisions of the Charter (other than the first sentence of the first paragraph of such Article) are unchanged and continue in full force and effect.
     SECOND: The foregoing amendment to the Charter of the Corporation was duly approved by a majority of the entire Board of Directors of the Corporation on April 27, 2004 all in accordance with applicable sections of the Maryland General Corporation Law and the Charter and Bylaws of the Corporation, and is effective upon filing with the Department.

     THIRD: Immediately prior to the amendment contained in these Articles of Amendment, the Corporation had authority to issue Thirty Million (30,000,000) shares of Common Stock having an aggregate par value of Three Hundred Thousand Dollars ($300,000).
     FOURTH: Immediately following the amendment contained in these Articles of Amendment, the Corporation will have authority to issue Seventy-Five Million (75,000,000) shares of Common Stock having an aggregate par value of Seven Hundred Fifty Thousand Dollars ($750,000).
     FIFTH: The preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption of capital stock of the Corporation are not changed by these Articles of Amendment.
[remainder of page intentionally left blank]

     IN WITNESS THEREOF, Sunterra Corporation has caused these presents to be signed in its name and on its behalf by its President and attested to by its Secretary, this 17th day of June 2004. Each of the undersigned officers of SUNTERRA CORPORATION acknowledges, under the penalties for perjury, that these Articles of Amendment are the corporate act of the Corporation and that the matters and facts set forth herein are true in all material respects, to the best of his or her knowledge, information and belief.

ATTEST:		SUNTERRA CORPORATION

By:	/s/ Frederick C. Bauman	By:	/s/ Nicholas J. Benson

	Frederick C. Bauman Vice President, General Counsel and Secretary		Nicholas J. Benson President and Chief Executive Officer

ARTICLES OF MERGER
OF
DRS ACQUISITION CORP.
(a Maryland corporation)
WITH AND INTO
SUNTERRA CORPORATION
(a Maryland corporation)
(Pursuant to Section 3-106 of the Maryland General Corporation Law)
          DRS ACQUISITION CORP., a Maryland corporation (“DRS”), and SUNTERRA CORPORATION, a Maryland corporation (“Sunterra”), and a ninety percent or more owned subsidiary of DRS, do hereby certify to the State Department of Assessments and Taxation of Maryland (the “Department”) as follows:
          FIRST: That DRS lawfully owns at least the minimum number of shares of capital stock of Sunterra necessary to effect a short-form merger pursuant to Section 3-106 of the Maryland General Corporation Law (the “MGCL”).
          SECOND: That DRS and Sunterra agree to merge in the manner hereinafter set forth (the “Merger”) and as contemplated by an Agreement and Plan of Merger dated as of March 9, 2007 by and among Diamond Resorts, LLC, a Nevada limited liability company, DRS and Sunterra (the “Agreement and Plan of Merger”).
          THIRD: That Sunterra is the corporation to survive the Merger.
          FOURTH: That both DRS and Sunterra are incorporated under the laws of the State of Maryland.
          FIFTH: That the principal office of Sunterra in the State of Maryland is located in Baltimore City and that the principal office of DRS in the State of Maryland is located in Baltimore City.
          SIXTH: That DRS does not own an interest in land in the State of Maryland.
          SEVENTH: That the Agreement and Plan of Merger shall be implemented and the Merger shall become effective (the “Effective Time”) as of the time which these Articles of Merger are filed with, and accepted for record by, the Department.

          EIGHTH: That the total number of shares of all classes of stock which each corporate party to these Articles of Merger has the authority to issue and the number of shares of each class of stock are as follows:
               (a) DRS
          Immediately prior to the Effective Time, the total number of shares of all classes of stock which DRS has authority to issue is 1,000,000, consisting of 1,000,000 shares of common stock, par value $0.01 per share (the “DRS Common Stock”). The aggregate par value of all the shares of stock of all classes of DRS having a par value is $10,000.00.
               (b) Sunterra
          The total number of shares of stock of all classes which Sunterra has authority to issue is 75,000,000 consisting of 75,000,000 shares of common stock, par value $0.01 per share (the “Sunterra Common Stock”). The aggregate par value of all the shares of stock of all classes of Sunterra having a par value is $75,000.00.
          NINTH: That at the Effective Time, DRS shall be merged with and into Sunterra and, thereupon, Sunterra shall possess any and all purposes and powers of DRS; and all leases, licenses, property, rights, privileges and powers of whatever nature and description of DRS shall be transferred to, vested in, and devolved upon Sunterra, without further act or deed; and all of the debts, liabilities, duties and obligations of DRS will become the debts, liabilities, duties and obligations of Sunterra. Except as otherwise provided in these Articles of Merger, consummation of the Merger at the Effective Time shall have the effects set forth in Section 3-114 of the MGCL.
          TENTH: That at the Effective Time, by virtue of the Merger and without any action on the part of DRS, Sunterra or the holder of any of the following securities: (a) each share of Sunterra Common Stock issued and outstanding immediately prior to the Effective Time (other than any shares of Sunterra Common Stock owned by DRS or any Dissenting Shares (as defined below)) shall be cancelled and be converted into the right to receive an amount equal to the Offer Price (as defined in the Agreement and Plan of Merger) in cash payable to the holder thereof, without interest (the “Merger Consideration”), upon surrender of the certificate (or evidence of shares of Sunterra Common Stock in book entry form) representing such share of Sunterra Common Stock, less any withholding taxes; (b) each share of Sunterra Common Stock owned by DRS immediately prior to the Effective Time shall be automatically cancelled and shall no longer be outstanding and shall cease to exist and no payment or other consideration shall be made with respect thereto; (c) each share of DRS Common Stock issued and outstanding immediately prior to the Effective Time shall be converted into and thereafter represent one validly issued, fully paid and nonassessable share of common stock, $0.01 par value of Sunterra, the surviving corporation; and (d) to the extent required by the MGCL, shares of Sunterra Common Stock that are issued and outstanding immediately prior to the Effective Time and held by any stockholder who is entitled to demand and properly demands appraisal of his or her shares of Sunterra Common Stock pursuant to the MGCL, and complies with all provisions of the MGCL concerning the right of holders of shares of Sunterra Common Stock to demand appraisal of their shares of Sunterra Common Stock in connection with the Merger (collectively, the “Dissenting Shares”) shall not be converted into or exchangeable for the right to receive the Merger Consideration, but shall become the right to receive such cash consideration as may be determined to be due to such stockholder as provided in the MGCL, provided, however, that if such stockholder withdraws his or her demand for appraisal or fails to perfect or otherwise loses his or her right to appraisal, in any case pursuant to the MGCL, his or her shares of Sunterra Common Stock will be deemed to be converted as of the Effective Time into the right to receive the Merger Consideration, without any interest thereon, upon surrender of the certificate or certificates representing such shares of Sunterra Common Stock.
          ELEVENTH: That the terms and conditions of the transaction described in these Articles of Merger were duly advised, authorized and approved by DRS in the manner and by the vote required by the laws of the State of Maryland and the Charter of DRS, as follows:
The Board of Directors of DRS, by unanimous written consent dated March 9, 2007 signed by all the directors thereof and filed with the minutes of proceedings of the Board of Directors, adopted a resolution declaring the Merger advisable and approving the Merger on substantially the terms and conditions set forth in the Agreement and Plan of Merger and authorizing the appropriate officers of DRS to approve, adopt, certify, execute and acknowledge the Agreement and Plan of Merger and these Articles of Merger.
          TWELTH: That the terms and conditions of the transaction described in these Articles of Merger were duly advised, authorized and approved by Sunterra in the manner and by the vote required by the laws of the State of Maryland and the Charter of Sunterra, as follows:
The Board of Directors of Sunterra, at a duly called meeting held on March 9, 2007, adopted a resolution declaring the Merger advisable and approving the Merger on substantially the terms and conditions set forth in the Agreement and Plan of Merger and authorizing the appropriate officers of Sunterra, in the name and on behalf of Sunterra, to execute and deliver the Agreement and Plan of Merger and these Articles of Merger.
          THIRTEENTH: That the charter of Sunterra, the surviving corporation, will not be amended as a result of the Merger.
          FOURTEENTH: That the undersigned President of DRS acknowledges these Articles of Merger to be the corporate act of DRS and further, as to all matters or facts required to be verified under oath, such undersigned officer acknowledges that to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.
          FIFTEENTH: That the undersigned President of Sunterra acknowledges these Articles of Merger to be the corporate act of Sunterra and further, as to all matters or facts required to be verified under oath, such undersigned officer acknowledges that to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.
[SIGNATURES ON FOLLOWING PAGE]

     IN WITNESS WHEREOF, these Articles of Merger have been duly executed as of this 26th day of April, 2007 on behalf of DRS Acquisition Corp., by its President, and attested by its Secretary, and on behalf of Sunterra Corporation, by its Vice President, and attested by its Secretary.

ATTEST:	DRS ACQUISITION CORP., a Maryland corporation

/s/ Richard Cloobeck	By:	/s/ Stephen J. Cloobeck

Name: Richard Cloobeck		Name: Stephen J. Cloobeck
Title: Secretary		Title: President

ATTEST:		SUNTERRA CORPORATION, a Maryland corporation

/s/ Frederick C. Bauman	By:	/s/ Robert A. Krawczyk

Name: Frederick C. Bauman		Name: Robert A. Krawczyk
Title: Secretary		Title: Vice President
CUST ID:0001955910
WORK ORDER: 0001398948
DATE: 04-27-2007 12:06 PM
AMT. PAID: $292.00

ARTICLES OF AMENDMENT AND RESTATEMENT
OF
SUNTERRA CORPORATION
     SUNTERRA CORPORATION, a Maryland corporation (the “Corporation”), having its principal office in the State of Maryland at   c/o The Corporation Trust Incorporated, 300 East Lombard Street, Baltimore, Maryland 21202, hereby certifies to the State Department of Assessments and Taxation of Maryland that:
     FIRST: The Corporation desires to, and does hereby, amend and restate its charter (the “Charter”) as currently in effect and as hereinafter amended.
     SECOND: The following provisions are all the provisions of the Charter currently in effect and as hereinafter amended and restated:
ARTICLE I
INCORPORATOR
          The undersigned, Charles R. Moran, whose address is 300 East Lombard Street, Baltimore, Maryland 21202, being at least eighteen (18) years of age, does hereby form a corporation under the General Laws of the State of Maryland.
ARTICLE II
NAME
          The name of the corporation (this “Corporation”) is:
Sunterra Corporation
ARTICLE III
PURPOSE
          The purposes for which this Corporation is formed are to engage in any lawful business or other activity for which a corporation may be organized under the general laws of the State of Maryland now or hereafter in force.
          The foregoing enumerated purposes and objects shall be in no way limited or restricted by reference to, or inference from, the terms of any other clause of this or any other Article of the Charter of the Corporation, and each shall be regarded as independent; and they are intended to be and shall be construed as powers as well as purposes and objects of the Corporation and shall be in addition to and not in limitation of the general powers of corporations under the General Laws of the State of Maryland.

ARTICLE IV
PRINCIPAL OFFICE IN MARYLAND
          The address of the principal office of this Corporation in Maryland is % The Corporation Trust Incorporated, 300 East Lombard Street, Baltimore, Maryland 21202.
ARTICLE V
RESIDENT AGENT
          The name of the resident agent of this Corporation in Maryland is The Corporation Trust Incorporated, whose address is 300 East Lombard Street, Baltimore, Maryland 21202. The resident agent is a Maryland corporation.
ARTICLE VI
STOCK
          This Corporation is authorized to issue one class of stock to be designated “Common Stock.” The total number of shares that this Corporation is authorized to issue is One Million (1,000,000) shares of Common Stock, each having a par value of one cent ($0.01). The aggregate par value of all authorized shares of stock of the Corporation having par value is $10,000.
ARTICLE VII
LIMITATION ON PREEMPTIVE RIGHTS
          No holder of shares of stock of any class shall have any preemptive right to subscribe to or purchase any additional shares of any class, or any bonds or convertible securities of any nature; provided, however, that the Board of Directors may, in authorizing the issuance of shares of stock of any class, confer any preemptive right that the Board of Directors may deem advisable in connection with such issuance.
ARTICLE VIII
BOARD OF DIRECTORS
          The business and affairs of this Corporation shall be managed by and under the direction of the Board of Directors of this Corporation (the “Board of Directors”). The number of directors of this Corporation initially shall be three (3). Thereafter, the number of directors may be increased or decreased pursuant to the bylaws of the Corporation (the “Bylaws”); provided, however, that the total number of directors shall not be less than the minimum number required by the general laws of the State of Maryland. A director need not be a shareholder of this Corporation.

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          The name of the directors who shall serve until their respective successors are elected and qualified are Stephen J. Cloobeck, Richard Cloobeck and David Palmer.
ARTICLE IX
RIGHTS AND POWERS OF CORPORATION,
BOARD OF DIRECTORS AND OFFICERS
          In carrying on its business, or for the purpose of attaining or furthering any of its objects, this Corporation shall have all of the rights, powers and privileges granted to corporations by the laws of the State of Maryland, as well as the power to do any and all acts and things that a natural person or partnership could do as now or hereafter authorized by law, either alone or in partnership or conjunction with others. In furtherance and not in limitation of the powers conferred by statute, and without limiting any other procedures available by law or otherwise to this Corporation, the powers of this Corporation and of the directors and stockholders shall include the following:
          9.1 Conflicts of Interest. Any director or officer of this Corporation individually, or any firm of which any director or officer may be a member, or any corporation or association of which any director or officer may be a director or officer or in which any director or officer may be interested as the holder of any amount of its stock or otherwise, may be a party to, or may be pecuniarily or otherwise interested in, any contract or transaction of this Corporation, and, in the absence of fraud, no contract or other transaction shall be thereby affected or invalidated; provided, however, that (a) such fact shall have been disclosed or shall have been known to the Board of Directors or the committee thereof that approved such contract or transaction and such contract or transaction shall have been approved or satisfied by the affirmative vote of a majority of the disinterested directors, or (b) such fact shall have been disclosed or shall have been known to the stockholders entitled to vote, and such contract or transaction shall have been approved or ratified by a majority of the votes cast by the stockholders entitled to vote, other than the votes of shares owned of record or beneficially by the interested director or corporation, firm or other entity, or (c) the contract or transaction is fair and reasonable to this Corporation. Any director of this Corporation who is also a director or officer of or interested in such other corporation or association, or who, or the firm of which he or she is a member, is so interested, may be counted in determining the existence of a quorum at any meeting of the Board of Directors of this Corporation which shall authorize any such contract or transaction, with like force and effect as if he or she were not such director or officer of such other corporation or association or were not so interested or were not a member of a firm so interested.
          9.2 Amendment of Articles. This Corporation reserves the right to amend, alter, change or repeal any provision contained in these Articles of Incorporation (as amended from time to time, these “Articles”), in the manner now or hereafter prescribed by statute and by these Articles, and all rights conferred upon stockholders herein are granted subject to this reservation.

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ARTICLE X
INDEMNIFICATION
          This Corporation shall indemnify, in the manner and to the fullest extent permitted by law, any person (or the estate of any person) who is or was a party to, or is threatened to be made a party to, any threatened, pending or completed action, suit or proceeding, whether or not by or in the right of this Corporation, and whether civil, criminal, administrative, investigative or otherwise, by reason of the fact that such person is or was a director or officer of this Corporation, while a director or officer is or was serving at the request of this Corporation as a director, officer, agent, trustee, partner or employee of another corporation, partnership, joint venture, limited liability company, trust, real estate investment trust, employee benefit plan or other enterprise. To the fullest extent permitted by law, the indemnification provided herein shall include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement and any such expenses may be paid by this Corporation in advance of the final disposition of such action, suit or proceeding. Any repeal or modification of this Article X shall not result in any liability for a director with respect to any action or omission occurring prior to such repeal or modification.
          This Corporation may, to the fullest extent permitted by law, purchase and maintain insurance on behalf of any such person against any liability which may be asserted against such person.
          The indemnification provided herein shall not be deemed to limit the right of this Corporation to indemnify any other person for any such expenses to the fullest extent permitted by law, nor shall it be deemed exclusive of any other rights to which any person seeking indemnification from this Corporation may be entitled under any agreement, vote of stockholders or disinterested directors, or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office.
ARTICLE XI
LIMITATION ON LIABILITY
          To the fullest extent permitted by Maryland statutory or decisional law, as amended or interpreted from time to time, no director or officer of this Corporation shall be personally liable to this Corporation or its stockholders, or any of them, for money damages. Neither the amendment or the repeal of this Article XI, nor the adoption of any other provision in these Articles inconsistent with this Article XI, shall eliminate or reduce the protection afforded by this Article XI to a director or officer of this Corporation with respect to any matter which occurred, or any cause of action, suit or claim which but for this Article XI would have accrued or arisen, prior to such amendment, repeal or adoption.
     THIRD: These Articles of Amendment and Restatement were duly advised by the Board of Directors of the Corporation by unanimous written consent pursuant to and in accordance with Section 2-408(c) of the Maryland General Corporation Law (the “MGCL”) and

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were duly approved by the stockholders of the Corporation by unanimous written consent pursuant to and in accordance with Section 2-505 of the MGCL.
     FOURTH: The current address of the principal office of the Corporation is as set forth in Article IV of the foregoing amendment and restatement of the Charter.
     FIFTH: The name and address of the Corporation’s current resident agent is as set forth in Article V of the foregoing amendment and restatement of the Charter.
     SIXTH: The number of directors of the Corporation and the names of those currently in office are as set forth in Article VIII of the foregoing amendment and restatement of the Charter.
     SEVENTH: The total number of shares of stock which the Corporation had authority to issue immediately prior to the foregoing amendment and restatement of the Charter was 75,000,000 shares, each having a par value of $0.01, all of one class, Common Stock. The aggregate par value of all shares of stock having par value was $750,000.00.
     EIGHTH: The total number of shares of stock which the Corporation has authority to issue pursuant to the foregoing amendment and restatement of the Charter is 1,000,000 shares, each having a par value of $0.01, initially consisting of 1,000,000 shares of Common Stock. The aggregate par value of all shares of stock having par value is $10,000.00.
     NINTH: The undersigned President acknowledges these Articles of Amendment and Restatement to be the corporate act of the Corporation and as to all matters or facts required to be verified under oath, the undersigned President acknowledges that to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.
[SIGNATURES ON FOLLOWING PAGE]

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     IN WITNESS WHEREOF, the Corporation has caused these Articles of Amendment and Restatement to be signed in its name and on its behalf by its President and attested to by its Assistant Secretary on this 26th day of April, 2007.

ATTEST:	SUNTERRA CORPORATION

/s/ Richard Cloobeck	By:	/s/ Stephen Cloobeck

Name: Richard Cloobeck Assistant Secretary		Name: Stephen Cloobeck Title: President

STATE OF MARYLAND
DEPT OF ASSESSMENT
AND TAXATION
CUST ID:0002036312
WORK ORDER:0001479350
DATE:10-19-2007 02:02 PM
AMT. PAID:$238.00
ARTICLES OF AMENDMENT

(1)
(2) Sunterra Corporation,
a Maryland corporation hereby certifies to the State Department of Assessments and Taxation of Maryland that:
     (3) The charter of the corporation is hereby amended as follows:
Article II
Name
The name of the corporation (this “Corporation”)is Diamond Resorts Corporation
     This amendment of the charter of the corporation has been approved by
     The Directors and Shareholders
(4)

     We the undersigned President and Secretary swear under penalties of perjury that the foregoing is a corporate act.

(5) /s/ Frederick C. Bauman	(5) [ILLEGIBLE]

Secretary	President
(6) Return address of filing party;
2030 Main Street, Suite 1030
Irvine, CA 92614
Harbor City Research, Inc.
201 N. Charles St., Suite 900
Baltimore, MD 21201
0038c          238430